EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Salona Global Medical Device Corporation, (the "Company") on Form 10-Q for the period ended August 31, 2021, as filed with the Securities and Exchange Commission of the date hereof (the "Quarterly Report"), I, Leslie Cross, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. SS.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1) This Quarterly Report on Form 10-Q of the Company, to which this certification is attached as an Exhibit, fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(2) This information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 15, 2021	/s/ Leslie Cross
Name: Leslie Cross
Chief Executive Officer

The foregoing certificate is provided solely for the purpose of complying with Section 906 of the Sarbanes-Oxley Act of 2002 and for no other purpose whatsoever. Notwithstanding anything to the contrary set forth herein or in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate the Company's future filings, including this quarterly report on Form 10-Q, in whole or in part, this certificate shall not be incorporated by reference into any such filings. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request